U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           DIGITAL POWER CORPORATION
            (Exact name of registrant as specified in its charter)

      CALIFORNIA                                94-1721931
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)

  41920 Christy Street, Fremont, California 94538-3158; 510-657-2635 (Address, zip code, and telephone number of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

          Common Stock                        American Stock Exchange (AMEX)

Securities to be registered pursuant to Section 12(g) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

               None                                        N/A


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A description of Digital Power Corporation's (the "Company's") common stock is incorporated by reference to the Company's definitive prospectus filed pursuant to Rule 424(b) with the Commission on December 16, 1996.

ITEM 2.  EXHIBITS.

      The Exhibits required by Item 2 of this Form 8-A are being filed with the American Stock Exchange. However, in accordance with the instructions as to Exhibits of Form 8-A, since the Company is registering its common stock on an exchange on which no other securities of the Company are registered, such exhibits are not being filed, nor being incorporated by reference, with the Commission.



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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     DIGITAL POWER CORPORATION,
                                     A CALIFORNIA CORPORATION


                                     Date:  January 29, 1997


                                     By    ROBERT O. SMITH
                                        Robert O. Smith,
                                        President and Chief Executive Officer